Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - February 2008

Series Deal Size Expected Maturity	1998-6 $964MM 8/18/2008
Yield	16.76%
Less: Coupon	3.57%
Servicing Fee	1.50%
Net Credit Losses	4.20%
Excess Spread (1):
February-08	7.49%
January-08	6.66%
December-07	7.88%
Three Month Average Excess Spread	7.34%
Delinquency:
30 to 59 Days	0.91%
60 to 89 Days	0.71%
90+ Days	1.64%
Total	3.26%
Principal Payment Rate	17.57%

Footnote:

(1)	Excess Spread reflect a change in payment allocation in November 2007 between certain fees and account balances. This change has resulted in a one-time increase in cash yield which will be realized in the months of November and December.